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                                                              EXHIBIT 10(k)(iii)


                            THIRD AMENDMENT TO LEASE

                  AGREEMENT (this "Amendment") made as of 29th day of September 1999, by and between LECHAR REALTY CORP., a New York corporation, with its principal office address at 1441 Broadway, New York, NY 10018 ("Owner") and LIZ CLAIBORNE INC., a Delaware corporation qualified to do business in the State of New York, with its principal office and showroom at 1441 Broadway, New York, NY 10018 ("Tenant").



                              W I T N E S S E T H :



                  WHEREAS:

                  (i) Owner and Tenant are parties to a lease (the "Original Lease") dated as of January 1, 1990, as amended by letter agreement dated August 4, 1994, a First Amendment: Lease Extension and Modification Agreement dated as of January 1, 1998 (the "First Amendment"), and a Second Amendment to Lease dated as of June 19, 1998 (collectively, the "Lease") for portions of the building at 1441 Broadway, a/k/a 575 Seventh Avenue, New York, NY (the "Building", except as otherwise expressly specified in this Amendment, all defined terms used in the Lease shall have the meanings herein that are ascribed to them in the Lease); and

                  (ii) Tenant and Owner have agreed to amend and modify the Lease upon the terms and conditions hereinafter set forth:

                  NOW, THEREFORE, in consideration of Ten Dollars and 00/100 ($10.00) and other and further good and valuable consideration, including the mutual covenants hereinafter set forth, Owner and Tenant agree that the Lease is hereby amended and modified as follows:

                  1. Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire 21st Floor of the Building (including the terrace (the "Terrace") adjacent thereto) containing 11,039 square feet ("Unit 2100") for a term




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                           commencing on the date (the "Possession Date") Owner
                           delivers vacant possession of Unit 2100 to Tenant and ending on December 31, 2012 (as such date may be extended in accordance with the terms of the Lease). From and after the Possession Date, Unit 2100 shall be and be deemed to be included in and part of the Demised Premises.

                  2. Owner hereby agrees to deliver possession of Unit 2100 to Tenant on or before October 1, 1999 (the "Due Date"), in the condition it is in on the date hereof, subject only to normal wear and tear hereafter occurring (but the foregoing shall not abrogate the provisions of Article 44 of the Original Lease which Owner hereby expressly acknowledges and agrees are applicable to Unit 2100). If for any reason whatsoever Owner fails to deliver possession of Unit 2100 to Tenant on the Due Date, Owner shall abate two
                           (2) days of the rent that would otherwise first become payable hereunder in respect of Unit 2100 for each day that elapses after the Due Date and before the Possession Date.

                  3. From and after the ninetieth (90th) day following the Possession Date, through and including November 14, 2003, Tenant shall pay Owner $397,404.00 per year in Fixed Annual Rent (inclusive of $33,117.00 in electric charges) in respect of Unit 2100 in lieu of all other amounts specified in the Lease or otherwise, it being expressly acknowledged and agreed that no amounts shall be due in respect of Unit 2100 for the period between the Possession Date and November 15, 2003, pursuant to the First Amendment or the other portions of the Lease. From November 15, 2003, through and including December 31, 2012, the Fixed Annual Rent payable in respect of Unit 2100 shall equal 95% of the fair market rental value of such space on November 15, 2003, determined pursuant to Article 41 of the Original Lease as though Unit 2100 were vacant and unimproved and then being leased for a term equal to the remainder of the Term, taking into account: (i) the amounts payable in respect of Unit 2100 pursuant to Articles 36 and 37 of the Original Lease (as modified in the First




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                           Amendment); (ii) the "Base Tax Year" and "Base Year"
                           in the First Amendment, respectively specified; and
                           (iii) the agreement of Owner and Tenant, hereby confirmed, that even though Tenant has exclusive use of the Terrace, no rent shall be attributable thereto. Owner and Tenant hereby agree to seek prior to October 1, 2003 to determine the Fixed Annual Rent applicable to the period after November 15, 2003, but if Owner and Tenant are unable to reach agreement with respect thereto, such Fixed Annual Rent shall be determined by arbitration conducted pursuant to
                           Article 45 of the Original Lease. The cost of electricity in respect of Unit 2100 shall not, after November 14, 2003, be included in the Fixed Annual Rent but rather shall be borne and determined in the same manner as is applicable to the balance of the Demised Premises.

                  4. During the period from the Possession Date, through and including November 14, 2003, Article 37(A), (B),
                           (D), (F) and (G) of the Original Lease as set forth therein shall be applicable to Unit 2100 (notwithstanding the modifications set forth in the First Amendment), except that: (i) the words "together with welfare, pension and FICA payments imposed on such wage rate" shall be deemed deleted from the 24th and 25th lines of Article 37(A); (ii) the last sentence of Article 37(A) shall be deemed deleted therefrom; (iii) the date "January 1, 1991" and the years "1991" and "1992" appearing in Articles 37(D) and 37(E) shall be deemed changed to "January 1, 2000" and "2000" and "2001," respectively; (iv)
                           all references to the "Price Index" shall be deemed deleted; and (v) the reference in Article 37(G) to the expiration of the Term shall be deemed to be a reference to November 14, 2003. Owner and Tenant expressly agree that Article 37 of the Original Lease (by reason of Paragraph 1C of the First Amendment) shall be entirely inapplicable after December 31, 1999, except as herein expressly specified in respect of Unit 2100, and only with respect thereto during the period from the Possession Date through and including November 14, 2003.




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                  5.       Article 36 of the Original Lease, as modified by
                           Paragraph 1(B) of the First Amendment, shall apply to Unit 2100 during the period from the Possession Date, through and including November 14, 2003, except that:
                           (i) the term "Base Taxes" shall mean the Taxes payable during the 1999/2000 Tax Year; and (ii) Tenant's Proportionate Tax Share" shall mean .024262%. Owner and Tenant expressly agree that
                           Article 36 of the Original Lease, as modified herein and in the First Amendment, shall apply only to Unit 2100 and only during the period from the Possession Date, through and including November 14, 2003.

                  6. The 29th Floor of the Building (6,000 square feet) shall be deemed to be Automatic Option Space rather than Contingent Option Space, and Unit 2100 shall no longer be deemed to be Contingent Option Space.

                  7. Owner and Tenant hereby represent and warrant to each other that: (i) no broker has been involved in the negotiation of this Amendment other than Colliers ABR Inc. ("Colliers"), Newmark & Company Real Estate, Inc. ("Newmark") and Winoker Realty Co., Inc. ("Winoker"); and (ii) Colliers and Winoker have agreed not to seek a commission from Owner or Tenant in connection with this Amendment. Tenant hereby agrees to pay Newmark any commission to which it may be entitled pursuant to a written agreement between Tenant and Newmark. Owner and Tenant hereby each indemnify the other from any breach by the indemnitor of the aforesaid representations and warranties.

                  8. Except as set forth above, the Lease is in all other respects hereby ratified and confirmed.



                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.




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         OWNER:

         LECHAR REALTY CORP.



         BY: /s/ LEON H. CHARNEY
             ---------------------------------------
                 LEON H. CHARNEY, PRESIDENT




         TENANT:

         LIZ CLAIBORNE, INC.



         BY: /s/ JOHN DEFALCO
             ---------------------------------------
                 JOHN DEFALCO
                 VICE PRESIDENT - PROFIT IMPROVEMENT
                 AND FACILITIES MANAGEMENT




         CONSENTED TO BY:

         GENERAL ELECTRIC CAPITAL CORPORATION,
         INDIVIDUALLY AND AS AGENT



         BY: /s/ RICHARD ENGEL
             ---------------------------------------
                 AUTHORIZED REPRESENTATIVE





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